UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 24, 2012

Cintas Corporation

(Exact name of registrant as specified in its charter)

Washington	0-11399	31-1188630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6800 Cintas Boulevard, P.0. Box 625737, Cincinnati, Ohio	45262-5737
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 459-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2012, the Board of Directors (the “Board”) of Cintas Corporation (the “Company”), upon the recommendation of the Compensation Committee of the Board, approved certain amendments (the “Amendments”) to the Company’s 2005 Equity Compensation Plan, as amended (the “2005 Plan”), and related Form of Restricted Stock Agreement.  The Amendments amend the 2005 Plan as follows:

•      to provide that an employee may retire under the 2005 Plan after the employee reaches age 62 and has at least 15 years of continuous employment with the Company or a subsidiary;

•      to provide that if a grantee’s employment terminates by reason of death that occurs while employed, any stock options and restricted stock awards held by the grantee shall vest immediately, and, in such event, stock options may be exercised at any time through the expiration date of the award;

•      to provide that if a grantee incurs a disability while employed, any stock options and restricted stock awards held by such grantee shall continue to vest as if the grantee had not incurred such disability but instead had remained employed by the Company or a subsidiary, and, in such event, stock options (to the extent exercisable) may be exercised at any time through the expiration date of the award; and

•      to provide that, in the case of the retirement of a grantee more than six months after the grant date, a restricted stock award held by the grantee will continue to vest as if the grantee had not retired but instead had remained employed by the Company or a subsidiary.

The foregoing description of the Amendments is qualified in its entirety by reference to the full text of Amendment No. 2 to the 2005 Plan and related Form of Restricted Stock Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits:

Exhibit Number	Description

10.1	Amendment No. 2 to Cintas Corporation 2005 Equity Compensation Plan.

10.2	Form of Restricted Stock Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINTAS CORPORATION

	By:	/s/ William C. Gale
		Name:	William C. Gale
		Title:	Senior Vice President and
Chief Financial Officer

Dated: July 27, 2012

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Amendment No. 2 to Cintas Corporation 2005 Equity Compensation Plan.

10.2	Form of Restricted Stock Agreement.